UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Indenture and Notes

On April 2, 2013, Continental Resources, Inc. (the “Company”), Banner Pipeline Company, L.L.C. (“Banner”) and CLR Asset Holdings, LLC (“CLR Asset Holdings,” collectively, CLR Asset Holdings and Banner are referred to herein as the “Initial Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $1,500,000,000 in aggregate principal amount of the Company’s 4 1/2% senior notes due 2023 (the “Notes”). The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold by the Initial Purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

The Notes were issued pursuant to an indenture, dated April 5, 2013 (the “Indenture”), among the Company, the Initial Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms used in this section “Indenture and Notes” in this Form 8-K, but not otherwise defined have the meanings assigned to them under the Indenture.

The Notes will be the general unsecured senior obligations of the Company. The Notes will rank equally in right of payment with all of the Company’s existing and future Senior Indebtedness and senior in right of payment to any of the Company’s future Subordinated Indebtedness. The Notes will effectively be junior in right of payment to all of the Company’s existing and future secured Indebtedness and other obligations, including borrowings outstanding under the Senior Credit Agreement, to the extent of the value of the assets securing such Indebtedness and other obligations. The Notes will be fully and unconditionally guaranteed on a senior basis by the Initial Guarantors, which are two of the Company’s three subsidiaries and by certain future subsidiaries, if any, of the Company. The Notes will be structurally subordinated to all obligations of each of our existing and future subsidiaries, if any, that do not guarantee the Notes.

Interest and Maturity

The Notes will mature on April 15, 2023, and interest is payable on the Notes on April 15 and October 15 of each year, commencing October 15, 2013.

Optional Redemption

The Company has the option to redeem the Notes, in whole or in part, at any time prior to January 15, 2023 at a Make-Whole Redemption Price, plus accrued and unpaid interest. In addition, any time on or after January 15, 2023 (three months prior to the maturity date of the Notes), the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Certain Covenants

The Indenture contains certain covenants that, among other things, restrict:

•	the Company’s ability and the ability of its Restricted Subsidiaries and future Restricted Subsidiaries, if any, to:

•	create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon any of the properties of the Company or any Restricted Subsidiary or upon any Capital Stock of any Restricted Subsidiary or any Capital Stock of any Subsidiary that owns, directly or indirectly through ownership in another Subsidiary, the Capital Stock of any Restricted Subsidiary (provided the Company and any Subsidiary may create, incur or assume Funded Debt secured by Liens up to an aggregate amount equal to 15% of the Company’s Adjusted Consolidated Net Tangible Assets); and

•	enter into any Sale/Leaseback Transaction; and

•	the Company’s ability to consolidate or merge with or into, or sell, convey, lease or otherwise dispose of all or substantially all of their assets to, another Person; and

•	each Guarantor’s ability to consolidate or merge with or into another Person.

These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default with respect to the Notes: (i) default by the Company or any Guarantor in the payment of principal of or any premium on the Notes when due and payable at Maturity; (ii) default by the Company or any Guarantor in the payment of interest on the Notes when due and the continuation of such default for 30 days; (iii) default on any other Indebtedness of the Company or any Guarantor if either (a) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $25.0 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or (b) such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period, having a principal amount of $25.0 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate; (iv) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets or to make or consummate a Net Proceeds Offer or a Change of Control Offer; (v) failure by the Company or any Guarantor to remedy for 60 days after notice any breach or default in the performance of the other covenants or agreements in the Indenture provided the Company has 90 days to remedy or receive a waiver if the Company is attempting to remedy such breach or default as promptly as reasonably practicable; (vi) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor of the Notes denies or disaffirms its obligations under its Guarantee; and (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Guarantor. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes to be due and payable immediately.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Initial Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the Initial Purchasers, dated April 5, 2013. Capitalized terms used in this section “Registration Rights Agreement” in this Form 8-K, but not otherwise defined have the meanings assigned to them under the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Company and the Initial Guarantors have agreed to file a Registration Statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for Exchange Notes that have substantially identical terms as the Notes. In addition, the Company and the Initial Guarantors have agreed to exchange the Guarantees related to the Notes for registered Guarantees having substantially the same terms as the original Guarantees. The Company and the Initial Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 400 days after April 5, 2013. The Company and the Initial Guarantors are required to pay Additional Interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

The Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking, commodity trading and commercial banking services in the ordinary course of business to the Company and the Initial Guarantors, for which they receive customary fees and expense reimbursement. Affiliates of certain of the Initial Purchasers are lenders under the Senior Credit Agreement (as defined in the Indenture). The Company intends to use a portion of the net proceeds from the offering of the Notes to repay in full the amounts outstanding under the Senior Credit Agreement.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of April 5, 2013 among Continental Resources, Inc., Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC and Wilmington Trust, National Association, as trustee.

4.2	Registration Rights Agreement dated as of April 5, 2013 among Continental Resources, Inc., Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the several initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)

Date: April 11, 2013	By:	/s/ Eric S. Eissenstat
Eric S. Eissenstat
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of April 5, 2013 among Continental Resources, Inc., Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC and Wilmington Trust, National Association, as trustee.

4.2	Registration Rights Agreement dated as of April 5, 2013 among Continental Resources, Inc., Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the several initial purchasers